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                                 FIRST AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER


         AMENDMENT NO. 1 dated as of May 2, 1997, to Agreement and Plan of Merger, dated as of April 9, 1996 (the "Merger Agreement"), by and among Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder
Representative, NYMA, Inc., and NYMA Acquisition, Inc.

                                      WITNESSETH

         WHEREAS, Azmat Ali, Peter Belford, Arthur Verbin, Peter Belford, as Holder Representative, NYMA, Inc. and NYMA Acquisition, Inc. have agreed the Merger Agreement be amended as set forth below.

                                      AGREEMENT

         In consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

    Section 1. AMENDMENT AND RESTATEMENT OF SUBPARAGRAPH 2.2(a) OF THE MERGER AGREEMENT. SUBPARAGRAPH 2.2(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         (a) The aggregate consideration for the Shares hereunder (the "MERGER CONSIDERATION") shall, subject to adjustment as provided in SECTIONS 2.5, 2.6, and 13.1 hereof, consist of (i) Twenty-Five Million Dollars ($25,000,000) in cash (the "CASH CONSIDERATION"); (ii) promissory notes of FDC in the aggregate principal amount of Six Million Dollars ($6,000,000) either: (A) in the form attached hereto as ANNEX B-1, or (B) if such Holder elects in writing prior to the Effective Time of the Merger, in the form attached hereto as ANNEX B-2 (collectively, with the Notes in the form attached hereto as ANNEX B-1, the "NOTES"), (provided that, for the purpose of calculating the $6,000,000 aggregate principal amount of the Notes under this clause (ii), such aggregate principal amount shall equal the sum of the principal amounts of the Notes issued pursuant to this SECTION 2.2, plus the aggregate Additional Payment Amounts (as defined in the Notes issued in the form Attached hereto as ANNEX B-2)), subject to the rights of set-off as provided in Article XIII hereof, provided that, in the event no election is received prior to the Effective Time of the Merger, such Holder shall be deemed to have elected to receive Notes in the form attached hereto as ANNEX B-1; and (iii) up to Six Million Dollars ($6,000,000) in Contingent Payments (as defined below), subject to the rights of set-off as provided in ARTICLE XIII hereof and subject to satisfaction of the terms and conditions set forth below in SECTION 2.4.

    Section 2. ADDITION OF SUBPARAGRAPH 2.5.2(e) OF THE MERGER AGREEMENT. The Merger Agreement is hereby amended by adding a new SUBPARAGRAPH 2.5.2(e) which shall read as follows:

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         2.5.2(e) The Final Net Assets shall be reduced dollar-for-dollar to the extent of any payments made by the Surviving Corporation following the Closing Date and not reflected on the Final Balance Sheet in settlement of the audits or proceedings with respect to the Tax Returns disclosed on SCHEDULE 4.21 (the "PENDING AUDITS") in excess of $2,300,000.

    Section 3. ADDITION OF SUBPARAGRAPH 2.5.2(f) OF THE MERGER AGREEMENT. The Merger Agreement is hereby amended by adding a new SUBPARAGRAPH 2.5.2(f) which shall read as follows:

         2.5.2(f) Notwithstanding the foregoing, to the extent that the Pending Audits have not been settled and fully reflected on the Final Balance Sheet, or pursuant to SUBPARAGRAPH 2.5.2(e) of the Merger Agreement, as amended, all proceeds of the Escrow Deposit that would otherwise be distributable to Principal Holders pursuant to this SUBSECTION 2.5.2 shall continue to be held in the Escrow Deposit until the earlier of (i) the settlement of the Pending Audits and any payments by the Surviving Corporation in settlement of such audits have been made or (ii) the first anniversary of the Closing Date, at which time the remaining Escrow Deposit shall be released as otherwise required by SUBPARAGRAPH 2.5.2(c); provided that, an amount equal to the amount of any payments made by the Surviving Corporation pursuant to this SUBPARAGRAPH 2.5.2(f) in excess of $2,300,000 shall be paid to the Surviving Corporation out of the Escrow Deposit to the extent funds are available in such escrow.

    Section 4. AMENDMENT AND RESTATEMENT OF SUBPARAGRAPH 2.2(a) OF THE MERGER AGREEMENT. SUBPARAGRAPH 2.2(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         (a) The aggregate consideration for the Shares hereunder (the "MERGER CONSIDERATION") shall, subject to adjustment as provided in SECTIONS 2.5, 2.6, and 13.1 hereof, consist of (i) Twenty-Five Million Dollars ($25,000,000) in cash (the "CASH CONSIDERATION"); (ii) promissory notes of FDC (A) in the form attached hereto as ANNEX B-1, or (B) if such Holder elects in writing prior to the Effective Time of the Merger, Notes in the form attached hereto as ANNEX B-2 (collectively, with the Notes in the form attached hereto as ANNEX B-1, the "NOTES"), in the aggregate principal amount of Six Million Dollars ($6,000,000), subject to the rights of set-off as provided in Article XIII hereof, provided that, in the event no election is received prior to the Effective Time of the Merger, such Holder shall be deemed to have elected to receive Notes in the form attached hereto as ANNEX B-1; and (iii) up to Six Million Dollars ($6,000,000) in Contingent Payments (as defined below), subject to the rights of set-off as provided in
ARTICLE XIII hereof and subject to satisfaction of the terms and conditions set forth below in SECTION 2.4.

    Section 5. LIMITATION ON AMENDMENT. Except as expressly provided herein, the Merger Agreement shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this First Amendment shall not be deemed to be a waiver or, or consent to, or a modification or amendment of, any other term or condition of the Agreement.

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    Section 6. SEVERABILITY. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment shall be affected and shall remain in full force and effect.

    Section 7. CAPTIONS; COUNTERPARTS. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 8. CONSTRUCTION. This Amendment shall be construed and enforced in accordance with the laws of the State of Maryland.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                  NYMA, INC.


                                  By: /s/ Azmat Ali
                                     -----------------------------------------
                                       Azmat Ali
                                       Chairman and CEO


                                  HOLDER REPRESENTATIVE


                                  By: /s/ Peter Belford
                                     -----------------------------------------
                                       Peter Belford


                                  AZMAT ALI


                                  /s/ Azmat Ali
                                  --------------------------------------------


                                  PETER BELFORD


                                  /s/ Peter Belford
                                  --------------------------------------------


                                  ARTHUR VERBIN


                                  /s/ Arthur Verbin
                                  --------------------------------------------

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                                  NYMA ACQUISITION, INC.


                                  By: /s/ James Dean
                                     -----------------------------------------
                                       Name:
                                       Title: